As filed with the U.S. Securities and Exchange Commission on October 2, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2366329
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

343 Oyster Point Blvd. Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip code)

Calithera Biosciences, Inc. 2010 Equity Incentive Plan

Calithera Biosciences, Inc. 2014 Equity Incentive Plan

Calithera Biosciences, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plans)

Susan M. Molineaux, Ph.D.

President and Chief Executive Officer

343 Oyster Point Blvd. Suite 200

South San Francisco, California 94080

(650) 870-1000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Barbara A. Kosacz

John T. McKenna

Danielle E. Naftulin

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

Tel: (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2014 Equity Incentive Plan	971,340 (2)(3)	$10.000 (7)	$9,713,400	$1,129
– 2014 Employee Stock Purchase Plan	189,883 (4)(5)	$10.000 (7)	$1,898,830	$221
– 2010 Equity Incentive Plan	1,208,605 (6)	$3.31 (8)	$4,000,483	$465
Total	2,369,828		$15,612,713	$1,815

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock.
(2)	Represents shares of common stock reserved for future issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”) as of the date of this Registration Statement.
(3)	The number of shares reserved for issuance under the 2014 EIP will automatically increase on January 1st each year, starting on January 1, 2015 and continuing through January 1, 2024, in a total amount equal to four percent (4%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year or a lower number of shares as determined by the Registrant’s board of directors.
(4)	Represents shares of common stock reserved for future issuance under the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”).
(5)	The number of shares reserved for issuance under the 2014 ESPP will automatically increase on January 1st each year, starting on January 1, 2014 and continuing through January 1, 2024, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s common stock outstanding on December 31st of the immediately preceding calendar year, (b) 250,000 shares of common stock or (c) a lower number of shares as determined by the Registrant’s board of directors.
(6)	Represents shares of common stock reserved for issuance pursuant to stock awards outstanding under the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”) as of the date of this Registration Statement.
(7)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the initial public offering price of $10.00 per share of common stock as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-198355) declared effective on October 1, 2014 (the “Initial Public Offering Price”)
(8)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of outstanding stock awards granted pursuant to the 2010 Plan.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Calithera Biosciences, Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on October 2, 2014 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1 (File No. 333-198355), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s common stock which is contained in the Registrant’s registration statement on Form 8-A filed on September 25, 2014 (File No. 001-36644) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s common stock, par value $0.0001 per share, contained in the Registrant’s registration statement on Form S-1 (File No. 333-198355).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation that will be in effect upon the closing of its initial public offering provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect upon the closing of its initial public offering require the Registrant to indemnify its directors and officers and permits the indemnification of its employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to the corporation or to its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation, as amended and as currently in effect.

4.2(2)	Form of Amended and Restated Certificate of Incorporation, to become effective upon the closing of the Registrant’s initial public offering.

4.3(3)	Bylaws, as currently in effect.

4.4(4)	Form of Amended and Restated Bylaws, to become effective upon the closing of the Registrant’s initial public offering.

4.5(5)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).

99.1(6)	2010 Equity Incentive Plan, as amended.

99.2(7)	Forms of option agreement and option grant notice for 2010 Equity Incentive Plan.

99.3(8)	2014 Equity Incentive Plan.

99.4(9)	Forms of option agreement and option grant notice for 2014 Equity Incentive Plan.

99.5(10)	2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to Registrant’s Amendment No. 3 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.3 to the Registrant’s Amendment No. 2 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 19, 2014, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on August 25, 2014, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.4 to the Registrant’s Amendment No. 2 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 19, 2014, and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.1 to Registrant’s Amendment No. 3 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.2 to the Registrant’s Amendment No. 2 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 19, 2014, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on August 25, 2014, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.4 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014 and incorporated herein by reference.
(9)	Previously filed as Exhibit 10.5 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014 and incorporated herein by reference.
(10)	Previously filed as Exhibit 10.6 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014 and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 2nd day of October, 2014.

CALITHERA BIOSCIENCES, INC.

By:	/s/ Susan M. Molineaux, Ph.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Susan M. Molineaux, Ph.D. and William D. Waddill, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan M. Molineaux, Ph.D. Susan M. Molineaux, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2014

/s/ William D. Waddill William D. Waddill	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Accounting Officer)	October 2, 2014

/s/ Ralph E. Christoffersen, Ph.D.	Director	October 2, 2014
Ralph E. Christoffersen, Ph.D.

/s/ Jonathan Drachman, M.D.	Director	October 2, 2014
Jonathan Drachman, M.D.

/s/ Jean M. George	Director	October 2, 2014
Jean M. George

/s/ Deepa R. Pakianathan, Ph.D.	Director	October 2, 2014
Deepa R. Pakianathan, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation, as amended and as currently in effect.

4.2(2)	Form of Amended and Restated Certificate of Incorporation, to become effective upon the closing of the Registrant’s initial public offering.

4.3(3)	Bylaws, as currently in effect.

4.4(4)	Form of Amended and Restated Bylaws, to become effective upon the closing of the Registrant’s initial public offering.

4.5(5)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page hereto).

99.1(6)	2010 Equity Incentive Plan, as amended.

99.2(7)	Forms of option agreement and option grant notice for 2010 Equity Incentive Plan.

99.3(8)	2014 Equity Incentive Plan.

99.4(9)	Forms of option agreement and option grant notice for 2014 Equity Incentive Plan.

99.5(10)	2014 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to Registrant’s Amendment No. 3 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.3 to the Registrant’s Amendment No. 2 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 19, 2014, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on August 25, 2014, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.4 to the Registrant’s Amendment No. 2 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 19, 2014, and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.1 to Registrant’s Amendment No. 3 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014, and incorporated by reference herein.
(6)	Previously filed as Exhibit 10.2 to the Registrant’s Amendment No. 2 to the registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 19, 2014, and incorporated by reference herein.
(7)	Previously filed as Exhibit 10.3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on August 25, 2014, and incorporated by reference herein.
(8)	Previously filed as Exhibit 10.4 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014 and incorporated herein by reference.

(9)	Previously filed as Exhibit 10.5 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014 and incorporated herein by reference.
(10)	Previously filed as Exhibit 10.6 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-198355), filed with the Commission on September 25, 2014 and incorporated herein by reference.